Exhibit 99.1

For Immediate Release	News Release

For Details, Contact: Karen Peck Director, Marketing Communications 425-637-1643 karen.peck@click2learn.com John Atherly Investor Relations (425) 637-1557 john.atherly@click2learn.com

DELOITTE CONSULTING EXECUTIVE, RAY PITTS, JOINS CLICK2LEARN AS VICE
PRESIDENT OF PROFESSIONAL SERVICES

Former Senior Manager of Global Learning and Outsourcing will spearhead implementation and associated services for the Aspen Enterprise Productivity Suite™

Click2learn announces additional senior management promotions

BELLEVUE, WA (June 2, 2003) – Click2learn (NASDAQ: CLKS), leader in enterprise productivity solutions, today announced that Ray Pitts has joined the company as Vice President of Professional Services.  Most recently Senior Manager, Global Learning and Outsourcing at Deloitte Consulting, Pitts has been with Deloitte’s global learning team for the past six years.

Skilled in practice and operations management and staffing, Pitts created and led Deloitte Consulting’s Educational Technologies Team, created and implemented several learning system implementation methodologies and tools, and was co-author of several enterprise learning methodologies.  Pitts, who brings a total of 10 years of learning industry professional services management, sales, consulting and systems implementation expertise to Click2learn, will be responsible for managing the company’s implementation, consulting, services operations, hosting, placement, training and support functions for Aspen, Click2learn’s award-winning enterprise productivity platform.

“Over the last six years, Ray has been a great supporter of our company and our technology, and has been directly involved in integrating Click2learn’s products within Deloitte Consulting’s service offerings,” said Kevin Oakes, Click2learn chairman and CEO.  “Ray has worked with most of the competing technologies on the market, and has a deep understanding and appreciation for the breadth and quality of our Aspen suite of products.  My entire team and I are excited about Ray joining the company, particularly at this time when we have so much momentum behind us.  His enthusiasm and knowledge of this industry make him an ideal person to oversee our Professional Services offerings, which are critical to long term customer success and market leadership.”

“I’m delighted to be joining Click2learn, a company I have worked with and admired for several years,” said Pitts.  “I truly believe that technology-based learning, and Aspen specifically, are the next ‘mission-critical’ applications in the corporate environment because of their enormous potential to increase workforce productivity and business performance.  I am looking forward to utilizing the experience I’ve gained in the learning technology field in order to contribute to growing Click2learn’s leadership in the marketplace.”

Senior Management Promotions

Click2learn also announced that Sudheer Koneru, COO, has been promoted to the role of Chief Strategy Officer, heading up the newly formed Marketing and Strategy group.  Koneru, formerly the CEO of Intelliprep Technologies,which Click2learn acquired over two years ago, and, previously, an eight-year veteran of Microsoft, will assume responsibility for corporate strategy, messaging, strategic alliances and industry partnerships, in addition to overseeing traditional marketing and business development activities.

Additionally, Click2learn announced that, Srinivas Chandrasekar, EVP of Products & Strategy, has been promoted to Chief Technology Officer.  Chandrasekar, who has led Click2learn’s product vision and the design and development of the Aspen platform, will continue to provide product direction while managing strategic technology partners, such as Microsoft.  Chandrasekar, formerly the CTO of Intelliprep Technologies, and who previously spent seven years in product development at Microsoft, also will be directly involved in strategic sales opportunities and market development activities.

The company also announced the promotion of James Federico to SVP of Technology, heading up the continued design and development of the Aspen Productivity Suite, as well as ToolBook™, the company’s award-winning authoring solution for performance-based simulations and content.  Federico, formerly the VP of Development, is an eight-year veteran of the company and widely regarded as the creator of the company’s flagship Learning Management System (LMS).  Federico will join the executive team of Click2learn in his new capacity.

Also joining the executive team of the company is Grant Smuts, who has recently been promoted to Vice President of EMEA (Europe, Middle East, Africa).  Smuts, formerly VP of Asia-Pacific working from Sydney, Australia, will relocate to the company’s offices in London, England and head up all operational aspects of the region, including distribution alliances and business development.  Smuts, a former managing director of a London technology start-up and former strategy consultant with Accenture in Sydney, has been working with the company for two years building market leadership for Click2learn and the Aspen suite in the Asia-Pacific region.

Accentuating the company’s growing opportunities globally, Gary Millrood has been promoted to EVP of Worldwide Sales & Alliances.  Previously head of North American sales, Millrood will be responsible for all direct and indirect sales for the company.  Millrood, who has years of experience in senior sales, business development and executive positions for several leading technology companies such as Ziff Davis, Playback Media (now part of Mindleaders) and Hungry Minds (now part of IDG), joined Click2learn late last year.

“The senior leadership team of Click2learn is made up of some of the most dedicated and brightest minds in the learning technology field,” said Oakes.  “I’m pleased to be adding Ray, Jim and Grant to our core management team, and I’m proud to be associated with such a fantastic group of hard-working individuals.  Together, we are intent on continuing to lead our industry and ensure our customers are successful with our best-in-class technologies.”

About Click2learn

Click2learn (NASDAQ: CLKS) is the recognized leader in enterprise productivity solutions for Global 2000 organizations and government agencies seeking to improve business performance and workforce productivity. Using Click2learn’s Aspen Enterprise Productivity Suite™, many of the world’s best-known corporations improve sales force readiness, achieve and demonstrate regulatory compliance, improve speed and quality of customer service, and educate customers and partners, while at the same time realizing significant cost savings.  Click2learn’s clients include such industry leaders as Accenture, American Airlines, AstraZeneca, Century 21, Fujitsu, Microsoft, Pfizer and Symantec.  Based in Bellevue, Wash., with offices throughout the U.S., Click2learn [www.click2learn.com, 800.448.6543] also is represented in, Europe, Australia, Japan and India.

This announcement contains forward-looking statements that involve risks and uncertainties, including information contained in this document where statements are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects,” “anticipates” or similar expressions. For such statements, The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, market acceptance of Click2learn’s e-learning solutions and competing e-learning offerings, the ability to successfully implement Click2learn’s solutions and increase revenues, the ability to successfully address technological developments and standards and the risk factors set forth in filings the Company has made with the SEC.  Click2learn, Aspen and ToolBook are trademarks of Click2learn.  All other company and product names are the trademarks of their respective owners.

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